EXHIBIT 23.1
Ernst & Young AG Corso Elvezia 9, Lugano, 6901, Switzerland	Phone: +41 58 286 24 24 Fax: +41 58 286 24 00 www.ey.com/ch

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255061) pertaining to the 2020 Omnibus Incentive Plan of Gain Therapeutics, Inc. of our report dated March 25, 2022, with respect to the consolidated financial statements of Gain Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young AG

Lugano, Switzerland

March 25, 2022